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                                                                    EXHIBIT 3.2


                     SECOND AMENDED AND RESTATED BY-LAWS OF

                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                   ARTICLE I.

                                    OFFICES

         Section 1. Registered Office and Place of Business. The registered office of the Corporation shall be at 200 Concord Plaza, Suite 600, San Antonio, Texas 78216 and the name of the registered agent at such address is L. Lowry Mays. The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

         Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at such times and at such place within or without the State of Texas as shall be determined by the Board of Directors.

         Section 2. Annual Meetings. An annual meeting of the shareholders commencing with the year 1975 shall be held each year at the time and date during the month of April to be selected by the Board of Directors. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Voting List. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in \alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole thereof, and shall be subject to the inspection of any shareholder who may be present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these By-Laws, may be called by the Chairman of the Board, the president, the Board of Directors or the





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holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in .the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 6. Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders except to the extent that the voting rights of the shares of any class or classes are limited or denied by statute, by the Articles of Incorporation or by any other certificate creating any class or series of stock. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.





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         Section 9. Record Date; Closing Transfer Books. The Board of Directors
may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 10. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute. book of the Corporation.

         Section 11. Telephone Meeting. Subject to the provisions of applicable law and these By-Laws, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III.

                                   DIRECTORS

         Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised 'or done by the shareholders.

         Section 2. Number and Qualifications. The Board of Directors shall consist of up to nine (9) members, none of whom need be shareholders or residents of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided and each director elected shall hold office until his successor shall be elected and shall qualify.

         Section 3. Change in Number. The number of Directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors at any meeting of the Board of Directors; provided that at all times the number of directors shall be at least one and no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election by a majority of the remaining directors, though less than a quorum.





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         Section 4. Removal. Any director may be removed either for or without cause at any special meeting of shareholders by the affirmative vote of a majority in number of the shareholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 5. Vacancies. If any vacancies occur in the Board of Directors by the death, resignation retirement, disqualification or removal from office of any director, or otherwise than as a result of an increase in the number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or a successor or' successors may be chosen at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy in the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting of the shareholders or at a special meeting of shareholders called for that purpose.

         Section 6. Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

         Section 7. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         Section 8. Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the shareholders and at the same place, unless by majority vote of the directors then elected and serving such time or place is changed.

         Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors. Except as otherwise by statute, the Articles of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

         Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president on twenty-four (24) hours' notice to each director either personally or by mail or by telegram. special meetings shall be called by the President or secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

         Section 11. Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a majority of the directors fixed by these By-Laws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present





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at any meeting at which there is a quorum shall be the act of the Board of
Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these By-Laws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time .to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 12. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the Board. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

         Section 14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.

         Section 15. Telephone Meeting. Subject to the provisions of applicable statutes and these By-Laws, members of the Board of Directors or of any committee thereof may participate in and hold a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE IV.

                              EXECUTIVE COMMITTEE

         Section 1. Designation. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these By-Laws, designate an Executive Committee, to consist of two or more of the directors' of the Corporation (with such alternatives, if any, as may be deemed desirable), one of whom shall be the president of the Corporation.





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         Section 2. Authority. The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation.

         Section 3. Change in Number. The number of members of the Executive Committee may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

         Section 4. Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

         Section 5. Vacancies. Any vacancy in the Executive Committee may be filled by the affirmative vote of a majority of the whole Board.

         Section 6. Meetings. Time, place and notice, if any, of meetings of the Executive Committee shall be determined by the Executive Committee.

         Section 7. Quorum; Majority Vote. At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, the Articles of Incorporation or these By-Laws. If a quorum is not present at a meeting of the Executive Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

         Section 8. Compensation. See Article, III, Section 12.

         Section 9. Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as the secretary of the Executive Committee, or the committee may, in its discretion, appoint its own secretary.

         Section 10. Action Without Meeting. See Article III, Section 14.

         Section 11. Telephone Meeting. See Article III, Section 15.

         Section 12. Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.





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                                   ARTICLE V.

                         OTHER COMMITTEES OF THE BOARD

         Section 1. Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs therefore approved, authorized and adopted by the Board of Directors or the Executive Committee.

                                  ARTICLE VI.

                                     NOTICE

         Section 1. Manner of Giving Notice. Whenever under the provisions of the statutes, the Articles of Incorporation or these By-Laws, notice is required to be given to any committee member, director or shareholder, and no provisions are made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such committee member, director or shareholder at the address appearing on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails as aforesaid.

         Section 2. Waiver of Notice. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII.

               OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES

         Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents as may be determined from time to time by the Board (and, in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer. The Chairman of the Board shall be a member of the Board of Directors; no other elected officer of the Corporation need be a director of the Corporation, and no elected officer of the Corporation need be a shareholder or resident of the State of Texas.





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         Section 2. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board, a shareholder or resident of the State of Texas) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these By-Laws or determined from time to time by the Board of Directors or the Executive Committee.

         Section 3. Two or More Offices. Any two (2) or more offices may be held by the same person.

         Section 4. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers (except the Chairman of the Board) of the Corporation.

         Section 5. Term of Office; Removal; Filling of Vacancies. Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer's term shall end at the first meeting of directors after the next annual meeting of shareholders. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointive officer or agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the shareholders and the Board of Directors. He shall be the chief executive officer ("CEO") of the Corporation and shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

         Section 7. President. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these By-Laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the Chairman of the Board or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and the Board of Directors, shall have the power to call special meetings of the Board of Directors and shareholders for any purpose or purposes, and shall be the chief executive officer of the Corporation. Subject to the supervision, approval and review of his actions by the Executive Committee and the Board of Directors, he shall have authority to: cause the employment or appointment of and the discharge of employees and





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agents of the Corporation, other than officers, and fix their compensation;
suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; make and sign bonds, deeds, contracts and agreements in the name of and on behalf of the Corporation and to affix the corporate seal thereto; sign stock certificates; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Incorporation or these By-Laws. The President shall put into operation the business policies of the Corporation as determined by the Executive Committee and the Board of Directors and as communicated to him by such bodies. In carrying out such business policies, the President shall, subject to the supervision of the Executive Committee and the Board of Directors, have general management and control of the day-to-day business operations of the Corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law. The President shall be subject only to the authority of the Executive Committee and the Board of Directors in carrying out his duties. In the absence of or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the President, the Executive Committee, or the Board of Directors.

         Section 8. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

         Section 9. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

          Section 10. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

          Section 11. Treasurer. The Treasurer shall be the chief, accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have





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supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedure established by the Board or Executive Committee; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

          Section 12. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

          Section 13. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointive officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these By-Laws or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                 ARTICLE VIII.

                          STOCK AND TRANSFER OF STOCK

          Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these By-Laws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the holder's name, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the Chairman of the Board or the President of a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar,





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either of which is other than the Corporation or an employee of the
Corporation, the signature of any such officer may be a facsimile.

          Section 2. Issuance. Subject to the provisions of the statutes, the Articles of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

          Section 3. Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. when consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.


          Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors, the Executive Committee, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. when authorizing such issue of a new certificate or certificates, the Board of Directors, the Executive Committee, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative,,to advertise the Name in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

          Section 5. Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

          Section 6. Foreign Ownership of Shares. Not more than one-fifth of the aggregate number of shares of stock of the Corporation shall at any time be owned of record or voted by or for the





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
account of aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. The Company shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the stock is owned of record or voted by aliens. No person who is an alien may be elected to serve as an officer or director of the Company. In the event that the stock records of the Corporation shall at any time reflect one-fifth foreign stock ownership, no transfers of additional share certificates to aliens and other entities described above shall be made. If it shall thereafter be learned that any such additional share certificates are held by aliens and others described, such certificates shall not be entitled to vote, receive dividends or enjoy any other rights accorded to stock of the Corporation, and the holder of such certificates will be required to transfer them to a citizen of the United States or the Company.

          Section 7. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other. claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE IX.

                                 MISCELLANEOUS

          Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.

          The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not less than ten nor more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

          Section 2. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.





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
         Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-Laws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be from January through December.

         Section 5. Seal. The Corporation's seal shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

         Section 6. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         Section 7. Resignation. Any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 8. Indemnification. Any person made a party to, or involved in, any civil, criminal or administrative action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer, employee, partner or trustee of the Corporation, or of any corporation or any partnership, joint venture, trust or other enterprise which he, his testator or intestate, served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with, or resulting from, the defense of such action, suit or proceeding, or in connection with, or resulting from, any appeal therein, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer or director is liable to the Corporation or to such other corporation, partnership, joint venture, trust or other enterprise for negligence or misconduct in the performance of his duties. As used herein the term "expenses" shall include all obligations incurred by such person for the payment of money including, without limitation, attorney's fees, judgments, awards, fines, penalties and amounts paid in satisfaction of judgment or in settlement of any such action, suit or proceeding, except amounts paid to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise by him. A judgment or conviction (whether based on a plea of guilty or nolo contendre or its equivalent, or after trial) shall not of itself be deemed an adjudication that such director or officer is liable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise for negligence or misconduct in the performance of his duties. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified,





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
pursuant to procedure set forth from time to time by these By-Laws or by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the Corporation without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding, (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by a majority of a committee of shareholders or directors who have not incurred such expenses, appointed by the Board of Directors of the Corporation, (d) resolution adopted by the holders of a majority of the shares entitled to vote and present in person or represented by proxy at any meeting of shareholders of the Corporation at which a quorum is so present or represented, such holders voting together and not by class or (e) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors and officers of the Corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under the Articles of Incorporation or any other by-law, agreement, vote of shareholders, provisions of law or otherwise, as well as their rights under this Section. The provisions of this Section shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a director o officer of the Corporation.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

         Section 9. Surety Bonds. Such officers and agents of the Corporation (if any) as the President, the Board of Directors or the Executive Committee may direct, from time to time, shall e bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President, the Board of Directors or the Executive Committee may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

          Section 10. Interested Directors, Officers and Shareholders.

          (a) Validity. Any contract or other transaction between the Corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.





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
         (b) Disclosure, Approval, The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or shareholder is known or disclosed:

                 (1) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a is present but not in calculating the majority necessary to carry the vote; or

                 (2) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

         (c) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE X.

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.





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